FIRST AMENDMENT

THIS SUPPLEMENTAL AGREEMENT is made this 19th day of March, 2007 by and between NORTH CAROLINA RAILROAD COMPANY (hereinafter "NCRR"), a North Carolina corporation, and NORFOLK SOUTHERN RAILWAY COMPANY (hereinafter "NSR"), a Virginia corporation.

            WITNESSETH:

            WHEREAS, Lessor and Lessee entered into a Master Agreement ("Agreement") dated July 27, 1999 about the terms for the continued use by NSR of the property of NCRR as well as other matters;

            WHEREAS, Section 19 of the Agreement provides that Exhibit C of the Agreement details how NCRR and NSR are to handle the management, administration and control of new and existing third party license, lease and other agreements that concern NCRR-owned property or right of way; and

            WHEREAS, NCRR and NSR now wish to substitute a new Exhibit C and C-1 for the existing Exhibit C;

            NOW, THEREFORE, the parties hereto agree that the Agreement as heretofore amended is hereby additionally amended as follows but not otherwise:

1.         In Section 19(a), line three, of the Agreement, the phrase "Exhibit C" is deleted, and in lieu thereof, the phrase "Exhibits C and C-1" is inserted.

2.         Exhibit C of the Agreement is deleted and in lieu thereof, inserted are new Exhibits C and C-1, attached hereto and made a part hereof.

                        3.         This First Amendment shall be effective on April 1, 2007.

                        4.         Except as amended hereby, the said Agreement as amended by this First Amendment remains in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this First

Amendment in duplicate, each part being an original, as of the date herein above first recited.

In presence of:                                                  NORTH CAROLINA RAILROAD COMPANY

_Nancy D. Pickett_______________              By:__Scott M. Saylor  _________________

As to NCRR                                                    Title: _President______________________

In presence of:                                                  NORFOLK SOUTHERN RAILWAY COMPANY

_Marilyn L. Flottman ___________                 By:___F. Blair Wimbush   ______________

As to NSR                                                       Title: __Vice President_________________